UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 23, 2008 (July 17, 2008)

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On July 17, 2008, at the Annual Meeting of Shareholders, the shareholders of CPI Corp. (the “Company”) approved the CPI Corp. Omnibus Incentive Plan (the “Plan”).  The Plan replaces the CPI Corp. Stock Option  Plan, as amended and restated on December 16, 1997, and the CPI Corp. Restricted Stock Plan, as amended and restated on April 14, 2005 (collectively the “Predecessor Plans”), and no further shares will be issued under the Predecessor Plans.   Subject to adjustment, the total number of shares of common stock available for delivery pursuant to awards under the Plan will be 800,000 shares.  Employees, consultants, or directors, who are determined by the Compensation Committee of the Company to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive awards under the Plan.  However, incentive stock options (“ISOs”) may be granted only to employees.   Awards authorized under the Plan include:  stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and other awards.  No participant may receive in any fiscal year: (i) stock options relating to more than 200,000 shares; (ii) restricted stock and restricted stock units relating to more than 200,000 shares; (iii) more than  200,000 shares granted in connection with performance awards, (iv) cash-based awards of more than $1,500,000; (v) other cash-based awards relating to more than $1,500,000; or (vi) other share-based awards relating to more than 200,000 shares.  The Plan satisfies the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, which was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 23, 2008, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	CPI Corp. Omnibus Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on June 23, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

	By:	/s/Jane E. Nelson
Name: Jane E. Nelson Title: Secretary and General Counsel
July 23, 2008